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                                                            EXHIBIT 23.3

                               Patton Boggs LLP
                              2550 M Street N.W.
                            Washington, DC  20037



                               July ____, 1998


FileTek, Inc.
9400 Key West Avenue
Rockville, Maryland  20850

Gentlemen:

           We have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1, file
No. 333-____ (the "Registration Statement"), relating to ___________ shares of Common Stock (including ____________ shares to cover over-allotments, if any), $.01 par value per share, of FileTek, Inc., a Delaware corporation (the "Company"), to be offered to the public.

           We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           John H. Vogel